UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2004

ANIMAS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50674	23-2860912
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

200 LAWRENCE DRIVE, WEST CHESTER, PA		19380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 644-8990

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
PRESS RELEASE, DATED AS OF SEPTEMBER 28, 2004
LETTER TO PATIENTS, DATED AS OF SEPTEMBER 28, 2004
LETTER TO HEALTHCARE PROVIDERS, DATED AS OF SEPTEMBER 28, 2004

Item 7.01 Regulation FD Disclosure.

On September 28, 2004, Animas Corporation (the “Company”) issued a press release announcing (i) that it will be notifying patients using the IR 1200 pump and their healthcare providers that, as a result of a recently-identified software bug, the operation of the pump as described in the User Guide differs from its actual operation when their patient suspends insulin delivery, and (ii) that the Company reaffirmed its prior guidance for the third quarter of approximately $20-$21 million for net revenue and $2.0-$3.0 million for net income, and for the year of approximately $60-$62 million for net revenue and a net operating loss between $1 and $2 million and expects that the cost associated with this software bug and corrective action will be approximately $150,000, a charge to be taken in the third quarter. A copy of the press release is being furnished to the Securities and Exchange Commission as Exhibit 99.1 to this form. A copy of the letter notifying patients is being furnished to the Securities and Exchange Commission as Exhibit 99.2 to this form. A copy of the letter notifying healthcare providers is being furnished to the Securities and Exchange Commission as Exhibit 99.3 to this form.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits:

Exhibit No.	Description
99.1	Press Release, dated as of September 28, 2004
99.2	Letter to Patients, dated as of September 28, 2004
99.3	Letter to Healthcare Providers, dated as of September 28, 2004

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in the Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Animas Corporation (Registrant)
DATE: September 29, 2004	By:	/s/ Richard Baron
		Name	Richard Baron
		Title	Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated as of September 28, 2004
99.2	Letter to Patients, dated as of September 28, 2004
99.3	Letter to Healthcare Providers, dated as of September 28, 2004